UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2010, the Board of Directors (the “Board”) of Flotek Industries, Inc. (the “Company”) elected Mr. L. Melvin Cooper to serve on the Board. Mr. Cooper will also serve on the following committees of the Board: the Audit Committee and the Corporate Governance and Nominating Committee.

Mr. Cooper is currently the Senior Vice President, Chief Financial Officer and Assistant Secretary of Forbes Energy Services Ltd. where he has served since April 11, 2008. Before that date he served as the Senior Vice President, Chief Financial Officer and Secretary of the predecessor companies beginning in June 2007. From January to June 2007, he served as Senior Vice President and Chief Financial Officer of Cude Oilfield Contractors, Inc., an oilfield construction company. From September 2004 to January 2007, Mr. Cooper served as President of SpectraSource Corporation, a supplier of products and services to the new home building industry. From April 2000 to September 2004, Mr. Cooper served as President and Chief Executive Officer of Cerqa, the supply chain management division of Nationwide Graphics, Inc., a national printing and supply chain management company where Mr. Cooper formerly served as Senior Vice President and Chief Financial Officer. Mr. Cooper has also served in financial and operating positions with private and public companies involved in scrap metal recycling, manufacturing, water purification, natural gas marketing and drilling fluids. Mr. Cooper earned a degree in accounting from Texas A&M University-Kingsville (formerly Texas A&I) in 1975. Mr. Cooper is a Certified Public Accountant.

Mr. Cooper will receive an annual Board retainer of $24,000, paid monthly, an attendance fee of $1,800 for each Board meeting attended, and an attendance fee of $900 for each committee meeting attended. Additionally, Mr. Cooper received a grant of 28,571 shares of restricted stock and options to purchase 28,571 shares of common stock at an exercise price of $1.75 per share.

There is no arrangement or understanding between Mr. Cooper and any other persons pursuant to which Mr. Cooper was elected as a director, except for normal Board compensation as disclosed. There are no related party transactions between Mr. Cooper and the Company or any other person that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: October 29, 2010	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Executive Vice President, Finance and Strategic Planning

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 29, 2010